EXHIBIT 99.2


                    RATIFICATION AGREEMENT

        RATIFICATION AGREEMENT (the "AGREEMENT"), dated as of July 15, 1997 made by the parties hereto (the "RATIFYING PARTIES") in favor of BANKERS TRUST COMPANY, having an office at 130 Liberty Street, New York, New York 10006, in its capacity as administrative agent (in such capacities and together with any successors in such capacities, "ADMINISTRATIVE AGENT") for the lending institutions (each, a "BANK"; collectively, the "BANKS") under the Credit Agreement (as hereinafter defined.)


                      R E C I T A L S :


        A. The Credit Agreement dated as of February 12, 1997 and amended and restated as of July 15, 1997 (the "CREDIT
AGREEMENT") has been executed and delivered by Global Marine Inc., the Administrative Agent, Societe Generale, as Co-Agent, and the Banks. Capitalized terms used but not defined herein shall have the meaning assigned to them in the Credit
Agreement.


         B. The conditions set forth in Section 5 of the Credit
Agreement have been satisfied (or waived).

         C. The Credit Agreement amends, restates and supercedes the original Credit Agreement dated as of February 12, 1997 (the "ORIGINAL CREDIT AGREEMENT").


                       A G R E E M E N T :


         Each of the Ratifying Parties hereby agrees to, ratifies and confirms the following:

         1. Each of the respective Credit Documents executed and delivered by such Ratifying Party (other than the Original
Credit Agreement) shall continue in full force and effect in accordance with its terms.

         2.All Obligations under the Original Credit Agreement and the other Credit Documents shall continue to be outstanding except as expressly modified by the Credit Agreement and shall be governed in all respects by the Credit Agreement and the other Credit Documents.

         3. The execution of the Credit Agreement does not constitute a novation, satisfaction, payment or reborrowing of any Obligation under the Original Credit Agreement or any other Credit Document except as expressly modified by the Credit Agreement nor does it operate as a waiver of any right, power or remedy of any Lender under any Credit Document (other than the Original Credit Agreement, and then only to the extent the terms thereof are modified by the Credit Agreement).

         4. All references to the Original Credit Agreement in any Credit Document or other document or instrument delivered in connection therewith shall be deemed to refer to the Credit
Agreement and the provisions thereof.

         5. With respect to each Credit Document, this Agreement shall be governed by and construed in accordance with the laws of the jurisdiction which govern such Credit Document.

         6. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of which taken together shall be deemed to constitute but one and the same instrument. Any of the parties hereto may execute this Agreement by signing any such counterpart.

         7. This Agreement shall be binding upon each respective
Ratifying Party upon its execution hereof.


                    [Signature Pages Follow]



         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first set forth above.

                                  BANKERS TRUST COMPANY,
                                   Individually and
                                   as Administrative Agent


                                  By:/s/ Patricia Hogan
                                  Name: Patricia Hogan
                                  Title: Vice President


                                  GLOBAL MARINE BISMARCK SEA INC.
                                    as Guarantor


                                  By:/S/ James L. McCulloch
                                  Name: James L. McCulloch
                                  Title: Vice President


                                GLOBAL MARINE DEEPWATER
                                  DRILLING INC.
                                  as Guarantor


                                  By:/s/ James L. McCulloch
                                  Name: James L. McCulloch
                                  Title: Vice President


                                GLOBAL MARINE DRILLING COMPANY
                                  as Guarantor


                                  By:/s/ James L. McCulloch
                                  Name: James L. McCulloch
                                  Title: Vice President


                                GLOBAL MARINE NORTH SEA INC.
                                  as Guarantor


                                  By:/s/ James L. McCulloch
                                  Name: James L. McCulloch
                                  Title: Vice President


                                GLOBAL MARINE WEST AFRICA INC.
                                  as Guarantor


                                  By:/s/ James L. McCulloch
                                  Name: James L. McCulloch
                                  Title: Vice President


                                PETDRILL, INC.
                                  as Guarantor


                                  By:/s/ James L. McCulloch
                                  Name: James L. McCulloch
                                  Title: Vice President

                                GLOBAL MARINE SOUTH AMERICA LLC
                                  as Guarantor


                                  By:/s/ James L. McCulloch
                                  Name: James L. McCulloch
                                  Title:Vice President


                                TURNKEY VENTURES DE MEXICO INC.


                                  By:/s/ John R. Munson
                                  Name: John R. Munson
                                  Title:President